Exhibit 99.1

Vincerx Pharma Reports Second Quarter 2024 Financial Results

Vincerx continues to enroll its Phase 1 studies of antibody-drug conjugate (ADC) VIP943, with data expected by the end of Q4 2024, and small molecule drug-conjugate (SMDC) VIP236, with data expected at the end of Q3 2024

Expected cash runway through 2024

PALO ALTO, Calif., August 8, 2024 – Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the second quarter of 2024 and provided an overview of its clinical programs and anticipated milestones.

“During the second quarter, our team focused on execution and the continued enrollment of patients in our ongoing Phase 1 studies for our potentially best-in-class ADC, VIP943, and first-in-class SMDC, VIP236,” said Ahmed Hamdy, M.D., Chief Executive Officer. “We look forward to evaluating the results from additional cohorts and sharing data by end of Q3 for VIP236 and by end of year for VIP943.”

SECOND QUARTER 2024 CLINICAL PROGRAM HIGHLIGHTS AND ANTICIPATED MILESTONES

VIP943

•

VIP943, a novel CD123-targeted ADC created from Vincerx’s VersAptx™ platform, consists of an anti-CD123 antibody, a unique linker cleaved intracellularly by legumain, and a novel kinesin spindle protein inhibitor (KSPi) payload enhanced with Vincerx’s CellTrapper® technology. Its next-generation effector chemistry was designed to address challenges associated with many ADCs by improving efficacy and reducing severe toxicities.

•

Vincerx expects to share additional Phase 1 study data for VIP943 for patients with relapsed/refractory acute myeloid leukemia (AML), myelodysplastic syndrome (MDS), and B-cell acute lymphoblastic leukemia (B-ALL) (NCT06034275) by the end of Q4 2024.

VIP236

•

VIP236 is an αVß3 SMDC conjugated to an optimized camptothecin (CPT) payload created from Vincerx’s VersAptx platform. VIP236 is a first-in-class drug designed to deliver its optimized CPT payload directly to tumor tissues to overcome chemotherapy-related side effects. Preclinical studies have shown 11 times more optimized CPT is delivered to the cancerous tissues than found circulating in the blood. In addition, the optimized CPT is designed to limit drug transporter liabilities, a common mechanism for cancer resistance to chemotherapy.

•	Vincerx looks forward to sharing additional data from this Phase 1 study (NTC05371054) by the end of Q3 2024.

Enitociclib

•	Enitociclib is a highly selective CDK9 inhibitor designed to block the activation of RNA polymerase II, leading to the reduction of oncogenes, including MYC and MCL1.

•

Enitociclib is currently in a Phase 1 dose-escalation study (NTC05371054) evaluating the combination of enitociclib, venetoclax and prednisone in diffuse large B-cell lymphoma (DLBCL) and peripheral T-cell lymphoma (PTCL). This study is being conducted in collaboration with the National Institutes of Health (NIH).

•	At the AACR Advances in Malignant Lymphoma meeting in June 2024 , the NIH presented the interim study results previously shared by Vincerx in January 2024 and May 2024.

VIP924

•	VIP924 is a first-in-class CXCR5-targeted ADC created from Vincerx’s VersAptx platform.

•	VIP924 can be evaluated in B-cell malignancies, including mantle cell lymphoma, follicular lymphoma, DLBCL, and chronic lymphocytic leukemia, as a monotherapy and in combination.

•	IND application is anticipated in early 2026, pending funding.

VersAptx™ Platform

•

VersAptx is Vincerx’s versatile and adaptable, next-generation bioconjugation platform. The modular nature of this platform enables the combination of different targeting, linker, and payload technologies to develop bespoke bioconjugates to address different cancer biologies.

SECOND QUARTER 2024 FINANCIAL RESULTS

•

Vincerx had approximately $16.3 million in cash, cash equivalents and marketable securities as of June 30, 2024, as compared to approximately $5.1 million as of March 31, 2024. Based on its current business plans and assumptions, Vincerx believes its available capital, including the proceeds of its April financing of approximately $16.9 million, will be sufficient to meet its operating requirements through the end of 2024.

•

Research and development expenses for the second quarter ended June 30, 2024 were approximately $3.8 million, as compared to approximately $8.2 million for the same period in 2023. This decrease is primarily the result of decreases in research services of approximately $1.8 million, manufacturing services associated with our ADC program of approximately $1.6 million, and personnel related expenses of approximately $0.8 million.

•

General and administrative expenses for the second quarter ended June 30, 2024 were approximately $3.6 million, as compared to approximately $3.8 million for the same period in 2023. This decrease is primarily driven by decreases in personnel-related expenses of approximately $0.3 million.

•

For the second quarter ended June 30, 2024, Vincerx reported a net loss of approximately $1.8 million, or $0.05 per share. For the second quarter ended June 30, 2023, Vincerx reported a net loss of approximately $11.6 million, or $0.54 per share.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. is a clinical-stage biopharmaceutical company committed to developing differentiated and novel therapies to address the unmet medical needs of patients with cancer. Vincerx has assembled a seasoned management team with a proven track record of successful oncology drug development, approvals, and value creation. Vincerx’s diverse pipeline consists of the next-generation antibody-drug conjugate, VIP943, in Phase 1; small molecule-drug conjugate, VIP236, in Phase 1; preclinical antibody-drug conjugate, VIP924; CDK9 inhibitor, enitociclib, in an NIH-sponsored Phase 1; and VersAptx, its versatile and adaptable, next-generation bioconjugation platform.

Vincerx is based in Palo Alto, California, and has a research facility in Monheim, Germany. For more information, please visit www.vincerx.com and follow Vincerx on LinkedIn.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, Vincerx’s business model, cash runway, pipeline, strategy, timeline, product candidates and attributes, and preclinical and clinical development, timing, and results. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside Vincerx’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic, financial, legal, political, and business conditions; risks associated with preclinical or clinical development and studies, including those conducted prior to Vincerx’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the timing of expected business and product development milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to successfully develop and commercialize product candidates; Vincerx’s capital requirements, availability and uses of capital, and cash runway; and the risks and uncertainties set forth in the Form 10-Q for the quarter ended March 31, 2024 and subsequent reports filed with the Securities and Exchange Commission by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Vincerx, the Vincerx logo, CellTrapper, and VersAptx are our trademarks.

Contacts

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Cassidy McClain

Inizio Evoke Comms

Cassidy.McClain@inizioevoke.com

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,923	$12,782
Short-term marketable securities	8,396	—
Prepaid expenses	530	51
Grant receivable	1,018	1,044
Other current assets	416	856

Total current assets	18,283	14,733
Right-of-use assets	1,693	2,201
Property, plant and equipment, net	98	125
Other assets	1,453	1,158

Total assets	$21,527	$18,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,536	$2,497
Accrued expenses	2,428	1,755
Lease liability	1,236	1,162
Common stock warrant liabilities	132	191

Total current liabilities	5,332	5,605
Lease liability, net of current portion	697	1,340
Other noncurrent liabilities	50	50

Total liabilities	6,079	6,995

Total stockholders’ equity	15,448	11,222

Total liabilities and stockholders’ equity	$21,527	$18,217

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating expenses:
General and administrative	$3,612	$3,811	$6,534	$8,308
Research and development	3,754	8,248	8,310	19,159

Total operating expenses	7,366	12,059	14,844	27,467

Loss from operations	(7,366)	(12,059)	(14,844)	(27,467)

Other income (expense)
Change in fair value of warrant liabilities	5,263	(118)	59	(100)
Interest income	157	327	256	793
Other income (expense)	138	300	292	574

Total other income (expense)	5,558	509	607	1,267

Net loss	$(1,808)	$(11,550)	$(14,237)	$(26,200)

Net loss per common share, basic and diluted	$(0.05)	$(0.54)	$(0.48)	$(1.23)

Weighted average common shares outstanding, basic and diluted	38,339	21,274	29,869	21,231